UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 1, 2016 (February 26, 2016)

TAYLOR MORRISON HOME

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35873	90-0907433
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, AZ 85251

(Address of principal executive offices)

(480) 840-8100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, Taylor Morrison Inc., a subsidiary of Taylor Morrison Home Corporation (the “Company”), entered into an Amendment to Employment Agreement (each, an “Amendment”) with each of (i) Sheryl Palmer, the Company’s President and Chief Executive Officer; (ii) C. David Cone, the Company’s Executive Vice President and Chief Financial Officer; and (iii) Darrell Sherman, the Company’s Executive Vice President, Chief Legal Officer and Secretary (each, an “Officer”). Pursuant to the Amendments, the definition of a “change in control” in each Officer’s respective employment agreement was conformed to the definition of such term as set forth in the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan (or any successor plan thereto).

In addition, Mr. Cone’s employment agreement was amended to update his title from “Chief Financial Officer” to “Executive Vice President and Chief Financial Officer” and Mr. Sherman’s employment agreement was amended to update his title from “Vice President and General Counsel” to “Executive Vice President, Chief Legal Officer and Secretary.”

Except for as noted above, the terms of the Officers’ respective employment agreements remain unchanged and in full force and effect.

The description of the Amendments is qualified in its entirety by reference to each Officer’s employment agreement, as amended, which Amendments the Company plans to file as exhibits to its next Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TAYLOR MORRISON HOME CORPORATION
By:	/s/ Darrell C. Sherman
Name:	Darrell C. Sherman
Title:	Executive Vice President, Chief Legal Officer and Secretary

Dated: March 1, 2016

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